Exhibit 9

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

LAW AND REGULATION DEPARTMENT

3100 Sanders Road, Suite J5B

Northbrook, Illinois 60062

Telephone Number 847-402-5000

Facsimile 847-326-6742

May 16, 2007

TO:	ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

HAUPPAUGE, NEW YORK 11788

FROM:	MICHAEL J. VELOTTA

VICE PRESIDENT, SECRETARY AND

GENERAL COUNSEL

RE:	FORM N-4 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933 AND

THE INVESTMENT COMPANY ACT OF 1940

FILE NOS. 333-_______, 811-07467

ALLSTATE RETIREMENTACCESS VARIABLE ANNUITY

With reference to the above-mentioned registration statement on Form N-4 (“Registration Statement”) filed by Allstate Life Insurance Company of New York (the “Company”), as depositor, and Allstate Life of New York Separate Account A, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of May 16, 2007:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business by the Director of Insurance of the State of New York.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectuses constituting a part of the Registration Statement.

Sincerely,

/s/ MICHAEL J. VELOTTA

Michael J. Velotta

Vice President, Secretary and General Counsel

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